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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                 ____________

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                            NIPSCO INDUSTRIES, INC.
            (Exact Name of Registrant as Specified in its Charter)

                Indiana                                35-1719974
(State of Incorporation or Organization) (I.R.S. Employer Identification Number)

         801 East 86th Avenue
         Merrillville, Indiana                            46410
(Address of principal executive offices)                (Zip Code)



If this Form relates to the             If this Form relates to the
registration of a class of debt         registration of a class of debt
securities and is effective upon        securities and is to become effective
filing pursuant to General              simultaneously with the effectiveness
Instruction A(c)(1) please check the    of a concurrent registration
following box. [ ]                      statement under the Securities Act of
                                        1933 pursuant to General Instruction
                                        A(c)(2) please check the following
                                        box. [ ]



Securities Act registration number to which this form relates: 333-69279

Securities to be registered pursuant to Section 12(b) of the Act:

           Title of Each Class                  Name of Each Exchange on Which
           to be so Registered                  Each Class is to be Registered
           -------------------                  ------------------------------

Corporate Premium Income Equity Securities     The New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
                               (Title of Class)

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Item 1.  Description of Registrant's Securities to be Registered

     The class of securities to be registered hereby are the Corporate Premium Income Equity Securities (the "Corporate PIES") of NIPSCO Industries, Inc., an Indiana corporation.

     For a description of the Corporate PIES, reference is made to the Prospectus Supplement dated February 9, 1999 to the Prospectus contained in the Registration Statement on Form S-3 of NIPSCO Industries, Inc., NIPSCO Capital Markets, Inc. and NIPSCO Capital Trust I (Registration Nos. 333-69279, 333-69279-01 and 333-69279-02) (the "Form S-3"), which description is incorporated herein by reference.
Item 2.  Exhibits

     1(a)  The Prospectus and the      Incorporated herein by reference to
           Prospectus Supplement       the filing made under Rule 424(b)(5)
                                       by NIPSCO Industries, Inc., NIPSCO
                                       Capital Markets, Inc. and NIPSCO
                                       Capital Trust I on February 11, 1999.

     4(a)  Certificate of Trust of     Incorporated herein by reference to
           NIPSCO Capital Trust I,     Exhibit 4.6 to the Form S-3.
           dated December 17, 1998

     4(b)  Declaration of Trust of     Incorporated herein by reference to
           NIPSCO Capital Trust I,     Exhibit 4.7 to the Form S-3.
           dated December 17, 1998

     4(c)  Indenture dated February    Incorporated herein by reference to
           14, 1997 among NIPSCO       Exhibit 4.1 to the Registration
           Capital Markets, Inc.,      Statement on Form S-3 filed by NIPSCO
           NIPSCO Industries, Inc.     Capital Markets, Inc. and NIPSCO
           and The Chase Manhattan     Industries, Inc. on February 25, 1997
           Bank, as Trustee            (Registration No. 333-22347).

     4(d)  First Supplemental
           Indenture to the
           Indenture dated
           February 14, 1997 among
           NIPSCO Capital Markets,
           Inc., NIPSCO Industries,
           Inc. and The Chase
           Manhattan Bank, as
           Trustee
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     4(e)  Form of Debenture


     4(f)  Form of Amended and         Incorporated herein by reference to
           Restated Declaration of     Exhibit 4.8 to the Form S-3.
           Trust of NIPSCO Capital
           Trust I

     4(g)  Form of Certificate         Incorporated herein by reference to
           Evidencing Preferred        Exhibit A to Exhibit 4.8 to the Form S-3.
           Securities of NIPSCO
           Capital Trust I

     4(h)  Form of Guarantee           Incorporated herein by reference to
           Agreement to be executed    Exhibit 4.5 to the Form S-3.
           and delivered by NIPSCO
           Capital Markets, Inc. and
           The Chase Manhattan Bank,
           as Trustee

     4(i)  Form of Purchase Contract   Incorporated herein by reference to
           Agreement between NIPSCO    Exhibit 4.10 to the Form S-3.
           Industries, Inc. and The
           Chase Manhattan Bank, as
           Purchase Contract Agent

     4(j)  Form of Certificate         Incorporated herein by reference to
           Evidencing Corporate PIES   Exhibit A to Exhibit 4.10 to the
                                       Form S-3.

     4(k)  Form of Certificate         Incorporated herein by reference to
           Evidencing Treasury PIES    Exhibit B to Exhibit 4.10 to the
                                       Form S-3.
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     4(l)  Form of Pledge Agreement    Incorporated herein by reference to
           among NIPSCO Industries,    Exhibit 4.11 to the Form S-3.
           Inc., The First National
           Bank of Chicago, as
           Collateral Agent and
           Securities Intermediary,
           and The Chase Manhattan
           Bank, as Purchase Contract
           Agent

     4(m)  Support Agreement dated     Incorporated herein by reference to
           April 4, 1989 as amended    Exhibit 4.2 to the Registration
           as of May 15, 1989,         Statement on Form S-3 filed by NIPSCO
           December 10, 1990 and       between Capital Markets, Inc. and NIPSCO
           February 14, 1991 NIPSCO    Industries, Inc. on November 13, 1992
           Industries, Inc. and        (Registration No. 333-54516).
           NIPSCO Capital Markets,
           Inc.


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                                   SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each of the Registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                                NIPSCO INDUSTRIES, INC.
                                                     (Registrant)


                                                By:   /s/ Dennis E. Senchak
                                                   -----------------------------
                                                          Dennis E. Senchak
                                                          Assistant Treasurer